UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2005
Aspect Communications Corporation
(Exact name of registrant as specified in its charter)
0-18391
( Commission File Number )

California (State or other jurisdiction of incorporation)	94-2974062 (I.R.S. Employer Identification No.)
1320 Ridder Park Drive
San Jose, CA 95131
(Address of principal executive offices, with zip code)
(408) 325-2200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
(a)	On August 8, 2005, Aspect Communications Corporation issued a press release of the financial results for the quarter ended June 30, 2005. A copy of the press release is attached as Exhibit 99.1 hereto.
The Margins and Expenses section of the press release includes a discussion of the Company’s historical operating results using operating expenses excluding restructuring charges, a non-GAAP financial measure. A “non-GAAP financial measure” is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Pursuant to the requirements of Regulation G, the Company has included a reconciliation of all non-GAAP financial measures in the Company’s press release.
     Management of the Company uses operating expense excluding restructuring charges in monitoring and evaluating the Company’s ongoing financial results and trends excluding these items.
     We believe this information is helpful to investors because the restructuring charges are unusual due to their nature, size and infrequency. Additionally, from a planning and forecasting perspective, management also relies on these measures, and feels that investors should have the benefit of viewing the presentation in the same manner as management does in running our business operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
          99.1 Press Release of Aspect Communications Corporation dated August 8, 2005 (earnings results for second quarter 2005) furnished pursuant to Item 2.02 of this Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspect Communications Corporation
Date: August 8, 2005	By:	/s/ Gary E. Barnett
Gary E. Barnett,
President and Chief Executive Officer

ASPECT COMMUNICATIONS CORPORATION
INDEX TO EXHIBITS

Exhibit
No.	Description
99.1	Press Release of Aspect Communications Corporation dated August 8, 2005 (earnings results for second quarter 2005).

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